Registration No. 333-98541

  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON ---------------.

                          REGISTRATION NO.

                  U.S. SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON D.C. 20549
                               FORM SB-2/A-3
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              GRAFIX2GO, INC.
                              ----------------
               (Name of Small Business Issuer in its Charter)

     Nevada                    --------------            37-1423359
-----------------------------  --------------    --------------------------
(State or Other              (Primary Standard         (I.R.S. Employer
 Jurisdiction of                 Industrial           Identification No.)
 Incorporation or              Classification
 Organization)                  Code Number)


               2211 North Fairfield Road, Layton, Utah 84041
               ----------------------------------------------
                               (801) 771-0694
                              ---------------
 (Address and Telephone Number of Registrant's Principal Place of Business)

Copies to:
                          Ronald L. Poulton, Esq.
                             Poulton & Yordan
                    136 East South Temple, Suite 1700-A
                        Salt Lake City, Utah  84111
                               (801) 355-1341


Approximate Date of Proposed Sale to the Public: As soon as practicable from time to time after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act
of 1933 check the following box.   [ ] _______________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ] _______________


                      CALCULATION OF REGISTRATION FEE

_____________________________________________________________________________________
                                          Proposed       Proposed
Title of each              Number of      Maximum        Maximum
Class of                   Securities     Offering       Aggregate      Amount of
Securities to              to be          Price          Offering       Registration
be Registered              Registered     Per Share      Price (1)      Fee (1)
_____________________________________________________________________________________
Common Stock                200,000       $ 1.00          $200,000      $18.40

Shares of Common Stock      100,000 (1)     1.00           100,000      $ 9.20
Underlying Series A
Convertible Preferred
Shares

Shares of Common Stock       36,000 (2)     1.00            36,000      $ 3.31
Underlying Series B
Convertible Preferred Shares
_____________________________________________________________________________________

TOTAL                                                     $336,000      $30.91
_____________________________________________________________________________________


     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.



__________________________________________________



(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.


(2) Shares of common stock issuable by registrant from time to time upon conversion of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock.




                                 GRAFIX2GO

             MAXIMUM OFFERING:  200,000 SHARES OF COMMON STOCK
                      OFFERING PRICE: $1.00 PER SHARE

_____________________________________________________________________________________
Grafix2Go                                    This is our initial public offering.
2211 North Fairfield Road                    No public market currently exists
Layton, Utah 84041                           for our shares, although we intend to
                                             apply for listed on the
THE OFFERING                                 Over-The-Counter Bulleting Board
                                             in the future.  We know of no
                         Total               market makers for our common stock.
                         Per Share Maximum   The offering price
                         --------- --------- may reflect the market price
Public Price . . . . . . $1.00     $200,000  of our shares after the offering.
Underwriting
 Discounts . . . . . . .  -0-         -0-
Maximum                                      There is no minimum offering amount
 Proceeds to us. . . . . $1.00     $200,000* and no escrow of funds.
_____________________________________________________________________________________

     INVESTING IN THESE SHARES INVOLVES A HIGH DEGREE OF RISK. INVESTORS SHOULD EXPECT IMMEDIATE SUBSTANTIAL DILUTION. EVEN IF WE SUCCEED IN RAISING THE MAXIMUM AMOUNT IN THE OFFERING, IT MAY NOT BE SUFFICIENT TO ENABLE US TO FULLY COMMENCE OUR PROPOSED BUSINESS OPERATIONS WITHOUT ADDITIONAL FUND RAISING. (SEE "RISK FACTORS" PAGE 7.) THE SHARES OFFERED SHOULD NOT BE PURCHASED BY ANY INVESTOR WHO CANNOT AFFORD TO SUSTAIN THE TOTAL LOSS OF THEIR INVESTMENT.

     THESE SECURITIES HAVE NOT BEEN APPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES AGENCY NOR HAS THE COMMISSION OR ANY AGENCY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                    -----------------

     This offering is self underwritten and will be managed by us. The shares will be offered and sold by our officers and directors without discounts or other commissions.

     This offering will commence with the date of this prospectus and will end 120 days from that date, unless terminated earlier by us. There will be no extensions of time in which to continue this offering.




                 THE DATE OF THIS PROSPECTUS IS ____, 2003.

*Proceeds to Grafix2Go are shown before deducting estimated offering costs of $25,000 including legal and accounting fees and printing costs payable by Grafix2Go.




                             TABLE OF CONTENTS


                                                                      Page
                                                                     ------


Summary. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
Determination of Offering Price. . . . . . . . . . . . . . . . . . . . . 12
Dilution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
Comparative Data . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
Selling Security Holders . . . . . . . . . . . . . . . . . . . . . . . . 15
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . 15
Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
Directors, Executive Officers, Promoters and Control Persons . . . . . . 15
Security Ownership of Certain Beneficial Owners and Management . . . . . 16
Description of Securities. . . . . . . . . . . . . . . . . . . . . . . . 18
Interest of Named Experts and Counsel. . . . . . . . . . . . . . . . . . 20
Disclosure of Commission Position of Indemnification for Securities Act
Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
Organization Within Last Five Years. . . . . . . . . . . . . . . . . . . 21
Description of Business. . . . . . . . . . . . . . . . . . . . . . . . . 21
Management's Discussion and Analysis of Financial Condition. . . . . . . 25
     and Results of Operations
Description of Property. . . . . . . . . . . . . . . . . . . . . . . . . 29
Certain Relationships and Related Transactions . . . . . . . . . . . . . 29
Market for Common Equity and Related Stockholders Matters. . . . . . . . 30
Executive Compensation . . . . . . . . . . . . . . . . . . . . . . . . . 30
Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . 33
Changes in and Disagreements with Accountant Disclosure. . . . . . . . . 51


                             PROSPECTUS SUMMARY

                                THE COMPANY

     Many people, organizations, and companies have a need to disseminate information to customers, clients, decision makers, students or trainees. Typically, this need has been met through printed materials, occasionally through audio and video cassettes and the internet and in some instances through compact interactive computer discs ("CDs"). We are in the business of producing interactive CD presentations.


     Our Service
     -----------

     An interactive CD is a CD-ROM programmed to present information incorporating visual and audio techniques to create an interactive presentation. The interactivity of the CD gives it applications in a number of fields ranging from marketing to education. To use an interactive CD, a viewer inserts the CD into his or her computer. The viewer may view the contents of the CD from start to finish like a video tape, or the viewer can pick and choose what information he or she wishes to receive in any order he or she chooses. Moreover, the CD can be programmed to change the presentation based on input from the viewer.


     Marketing and Principal Markets
     -------------------------------


     To date, we have produced interactive CDs for a limited number of clients. To become an economically viable business we must increase the number of clients hiring us to produce interactive CD presentations. Following completion of this offering we will implement a marketing campaign targeted primarily at residential and commercial contractors, finish carpenters, educators and trainers and business financial analysts. Initially, we intend to focus our sales and marketing efforts in Utah, Idaho, Wyoming and Arizona. The extent of our marketing campaign will be dependent on the amount of funds we raise in this offering.

     If we raise at least $50,000 in this offering, we will undertake a limited marketing campaign, that will include the creation and production of up to 1,000 copies of a demonstrational interactive CD for distribution to specific targeted potential clients. Following distribution, our officers will make follow up sales calls to these potential clients to gauge interest and to make sales. If we raise at least $100,000, we will expand our marketing campaign to include the distribution of up to 5,000 copies of a sample interactive CD and running targeted ads in trade association publications and newspapers. If we raise the full $200,000 in this offering we will undertake a much larger scale marketing campaign including the production of up to 10,000 copies of a demonstrational interactive CDs for distribution, having a presence at industry trade shows, participating in and conducting seminars and advertising in trade association publications and magazines. If we are unable to raise at least $50,000 in this offering, it is unlikely that we will be able implement a marketing campaign that is more extensive than the word of mouth marketing we have relied on to date.

     Production Process
     ------------------

     Once we have been hired by a client, we prepare a script for the CD presentation. This includes such things as layout, music, video work, interviews, graphic art, etc. We anticipate being able to meet most of our clients' presentation needs in-house, either through our databases of stored images, music, graphics, etc., or through the creative efforts of our officers. To the extent we cannot create a particular element in-house, we will contract with third parties to provide those elements. At this time we have no agreements, arrangements or contracts with any third parties to provide any services. Once the presentation is scripted and the individual elements prepared, all parts of the presentation are programmed together on the CD. The CD then goes through testing and final review by the client. Upon final approval from the client, we provide the client with a master CD for duplication and the design of the CD case. We do not provide duplication services. We do, however, provide our clients with referrals to a number of duplication service providers.

     Shares Outstanding Before and After the Offering
     ------------------------------------------------

     We currently have 800,000 common shares issued and outstanding. We have 100,000 shares of Series A Convertible Preferred Stock issued and outstanding, which is convertible to common stock at a rate of one share for one share. We also have 30,000 shares of Series B Convertible Preferred Stock issued and outstanding, which is convertible to common stock on the basis of 1.2 common shares for each share of preferred stock.

     Assuming we sell the maximum number of shares being offered hereby, the total number of issued and outstanding common stock would be 1,000,000 shares. Assuming we sell the maximum number of shares being offered hereby, and all of the holders of the issued and outstanding shares of Series A and Series B Convertible Preferred Stock convert to common stock, the total number of issued and outstanding common stock would be 1,136,000 shares.

     This offering is being conducted on a best efforts, self-underwritten basis by our officers and directors. There is no firm commitment by any party to purchase any shares in this offering. Our officers and directors may not be able to sell the entire offering, or any of the offering.

                                THE OFFERING

Securities Offered:                200,000 shares of common stock.

Offering Price:                    $1.00 per share.

Fiscal Year End                    December 31

                          SELECTED FINANCIAL DATA

     The following table summarizes certain of our selected historical financial data for the period from March 4, 2002 (date of inception) through September 30, 2003. Each prospective investor should carefully review the more detailed financial statements contained elsewhere in this prospectus. The summary financial information contained in the following table is derived from and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," our audited and unaudited financial statements and the notes thereto appearing elsewhere in this prospectus.

     Balance Sheet Data
     ------------------
     Total Assets                                 $   4,122
     Total Current Liabilities                    $       0
     Stockholders' Equity                         $   4,122
     Net Tangible Book Value                      $   4,122
     Net Tangible Book Value Per Share            $     .00

     Operations Data
     ---------------
     Gross Profits                                $  74,836
     Expenses                                     $ 115,072
     Net Income (Loss)                            $ (40,331)
     Earnings (Loss) per share                    $    (.05)

                                RISK FACTORS

     AN INVESTMENT IN THE SHARES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN ADDITION TO THE OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS, INCLUDING THE FINANCIAL STATEMENTS AND NOTES, PRIOR TO MAKING AN INVESTMENT IN GRAFIX2GO.

     YOU RISK LOSS OF YOUR FULL INVESTMENT IF WE CONTINUE TO SUFFER LOSSES FROM OPERATIONS. Due to a lack of funds, we have commenced only limited operations and cannot afford to fully market our product until the proceeds of this offering are available. We have a limited operating history. Because we are just starting-up, we may suffer significant losses from which we cannot recover. We face all of the challenges of a new business enterprise, including but not limited to, locating suitable office space, engaging the services of qualified support personnel and consultants, establishing budgets, implementing appropriate financial controls and internal operating policies and procedures.

     ACCORDING TO THE REPORT FROM OUR INDEPENDENT AUDITOR, IF WE ARE UNABLE TO ESTABLISH SUFFICIENT REVENUE TO COVER OUR OPERATING COSTS YOU MAY LOSE
YOUR ENTIRE INVESTMENT.   The report of our independent auditor on our
financial statements for the year ended December 31, 2002, contains an explanatory paragraph which indicates that we have recurring losses from operations and currently lack sufficient revenues to cover our operating expenses. As of September 30, 2003 we have an accumulated deficit of $40,331. This report states that, because of these losses and insufficient revenues to cover our operating costs, there may be a substantial doubt about our ability to continue as a going concern. If we cannot continue as a going concern, it is likely that your investment in our shares could become worthless. Moreover, this report, the existence of our recurring losses from operations and our insufficient revenue may make it more difficult for us to raise the additional financing needed to run our business and is not viewed favorably by analysts or investors. We urge potential investors to review this report before making a decision to invest in us.

     IF WE DO NOT RAISE AT LEAST $50,000 IN THIS OFFERING WE WILL HAVE INSUFFICIENT FUNDS TO IMPLEMENT A MARKETING CAMPAIGN TO EDUCATE POTENTIAL
CLIENTS TO THE SERVICE WE OFFER.   To operate profitably, we need more
clients. To date, we have not had significant operating capital and have primarily marketed our interactive CDs by word of mouth. We are dependent upon receipt of the proceeds of this offering to implement a marketing campaign to create awareness of the service we offer. Should we raise the maximum offering, we will recognize a gross amount of $200,000. We believe this amount will enable us to undertake a significant marketing campaign and continue operations for at least one year. If we do not raise at least $50,000, it is unlikely we will have sufficient funds to implement a marketing campaign any more extensive than the word of mouth marketing we have relied on up to this point. If we cannot implement at least a limited marketing campaign, we will be forced to continue to rely on revenue from CD sales and the efforts of our officers, which to this point have been insufficient to allow us to operate profitably. Even if the entire offering amount is raised, the amount of capital available to us will be extremely limited, and may be insufficient for us to create enough brand awareness and attract enough clients to operate profitably without additional fund raising. We have no commitments for additional funding beyond the proceeds we hope to be receive from this offering.

     IF OUR MARKETING CAMPAIGN IS UNSUCCESSFUL YOU COULD LOSE YOUR FULL INVESTMENT. None of our officers are marketing experts and we have not retained nor have we budgeted for a marketing or advertising firm to assist us in marketing our interactive CDs. Moreover, we have done no significant market research in connection with the marketing of our interactive CDs. If, due to our lack of marketing experience, our marketing campaign does not generate sufficient sales to allow us to operate profitably, we will have to seek additional sources of funding to continue operations once the funds from this offering have been spent. We have no commitments for additional funding beyond the proceeds we hope to be receive from this offering. If we cannot obtain such additional funding, it is unlikely we will be able to continue operations.

     WE WILL REQUIRE OUR EMPLOYEES TO ENTER INTO CERTAIN EMPLOYMENT AGREEMENTS WHICH MAY MAKE IT MORE DIFFICULT TO HIRE QUALIFIED EMPLOYEES.
IF WE CANNOT RETAIN QUALIFIED EMPLOYEES WE MAY BE UNABLE TO OPERATE PROFITABLY. Before we hire any employees, we will require them to enter into employment agreements that will include non-disclosure and non-compete agreements. We anticipate these agreements will be as restrictive as legally allowable. Qualified applicants may be unwilling to accept employment under such terms. If we are unable to find qualified employees willing to enter into such agreements our profitability could be adversely affected in several ways. If we cannot hire sufficient employees to create and fulfill demand for our CDs, we will be unable to produce sufficient revenue to operate profitably. Additionally, if we have to reduce the restrictive nature of our employment agreements to attract qualified employees, we will be greatly increasing the possibility that our own employees might steal our clients for their own benefit or the benefit of one or more of our competitors.

      THE RAPIDLY EVOLVING NATURE OF INFORMATION TECHNOLOGY AND DELIVERY COULD SEVERELY NEGATIVELY IMPACT OUR ABILITY TO OPERATE PROFITABLY. Information technology and delivery is rapidly changing and evolving as new technologies and applications are discovered. Changes in the way people, businesses and organizations disseminate information could render our service obsolete before we can develop new services or products to react to market changes. If this happens, we will have no market for our interactive CDs and will likely be unable to continue operations.

     IF OUR SERVICE IS NOT ACCEPTED IN THE MARKET, WE WILL BE UNABLE TO GENERATE REVENUES AND YOU MAY LOSE YOUR ENTIRE INVESTMENT. Our proposed business is based on our belief that people, organizations and companies needing to disseminate information will find our interactive CD format more attractive than traditional mediums. Acceptance of our interactive CDs will be dependent on a number of factors including:

     -     advertising and promotion;
     -     response from the industry;
     -     availability of competing products and technologies;
     -     pricing factors;
     -     other intangible factors.

The abovementioned factors change rapidly and cannot be predicted with certainty. Our business is subject to all the risks associated with introducing a new product. There is substantial risk that our interactive CDs may not be commercially successful, resulting in costs not being recouped or anticipated profits not being realized. We have not undertaken any independent market studies to determine the feasibility of our product or its potential market acceptance.

     OUR OFFICERS AND DIRECTORS CURRENTLY OWN 100% OF OUR OUTSTANDING SHARES OF COMMON STOCK. SUCH CONCENTRATED CONTROL ALLOWS THESE SHAREHOLDERS TO EXERT SIGNIFICANT INFLUENCE IN MATTERS REQUIRING APPROVAL OF OUR SHAREHOLDERS. Our three officers and directors, taken as a group, currently beneficially own 100% of our outstanding common stock. Such concentrated control may adversely affect the price of our common stock. Our officers and directors may be able to exert significant influence, or even control, over matters requiring approval by our security holders, including the election of directors. Such concentrated control may also make it difficult for our shareholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into a different transaction which requires shareholder approval.


     BECAUSE OUR OFFICERS AND DIRECTORS MAINTAIN OUTSIDE EMPLOYMENT, THEY MAY HAVE INSUFFICIENT TIME TO DEVOTE TO MAKE OUR BUSINESS PROFITABLE. We currently have no employees and therefore rely heavily upon our officers and directors to meet our needs. Until such time as we can pay them, Brandon Stillman and Jared Stillman will maintain other employment. Moreover, Charles Stillman, our CEO and a director, who will initially bear primary responsibility for marketing our interactive CDs, maintains part-time outside employment. This will limit the time each officer and director can devote to our operations.

     YOU MAY LOSE THE FULL AMOUNT OF YOUR INVESTMENT IF BRANDON STILLMAN
AND JARED STILLMAN CANNOT SUCCESSFULLY DEVELOP OUR BUSINESS.    We will
rely heavily on Brandon Stillman and Jared Stillman to develop our business. While Jared and Brandon have some limited experience in computer programming and graphics, they have virtually no business and sales experience. This lack of experience further increases the risk that they will be unable to successfully develop our business. If they cannot develop our business, we will be unable to sustain operations and may be forced to terminate operations.

     THERE IS NO MARKET FOR OUR SECURITIES AND A MARKET MAY NEVER DEVELOP. THEREFORE, YOUR INVESTMENT IN OUR STOCK MAY BE ILLIQUID FOR A SIGNIFICANT PERIOD OF TIME. Currently, our stock is not listed on any established trading system. Therefore, the market for our common stock is limited and we cannot assure you that a market will ever be developed or maintained. The fact that most of our stock is held by a small number of investors, further reduces the liquidity of our stock and the likelihood that any active trading market will develop.

     The market for our common stock is likely to be volatile and many factors may affect the market. These include, for example:

     - our success, or lack of success, in marketing our products and services;
     -    competition;
     -    governmental regulations; and
     -    fluctuations in operating results.

     The stock markets generally have experienced, and will likely continue to experience, extreme price and volume fluctuations which have affected the market price of the shares of many small capital companies. These fluctuations have often been unrelated to the operating results of such companies. Such broad market fluctuations, as well as general economic and political conditions, may decrease the market price of our common stock in any market that may develop.

                         FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements that are based on our current expectations, assumptions, estimates and projections about us and our industry. When used in this prospectus, the words "expects," "believes," "anticipates," "estimates," "intends" and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements under the captions "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis" "Description of Business" and elsewhere in this prospectus.

     These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus.

                              USE OF PROCEEDS

     The following table sets forth our present estimate of the allocation of net proceeds expected to be received from this offering. As stated in the table, offering expenses will be deducted and paid out of available funds prior to payment of any other expenditures. Actual expenditures may vary from these estimates. Pending such uses, we may invest the net proceeds in investment-grade, short-term, interest-bearing securities.

                                        If Maximum     If 100,000      If 50,000
                                       Amount Sold    Shares Sold    Shares Sold
                                     -------------  -------------  -------------
Total Proceeds                       $    200,000   $    100,000      $  50,000

Less:

     Offering Expenses                     25,000         25,000         25,000

Net Proceeds from
     Offering Available                   175,000         75,000         25,000

Use of Net Proceeds

     Equipment and Software                10,000          5,000          2,000

     Marketing
          Advertising (3)                  80,000         36,000         12,000
          Sales Materials                  20,000          8,000          4,000
          Trade Shows                      15,000          5,000              0

     Working Capital
          Salaries (4)                     40,000         16,000          5,000

          General and Administrative       10,000          5,000          2,000
                                     -------------  -------------  -------------
     Total Use of Net Proceeds       $    175,000   $     75,000   $     25,000
                                     =============  =============  =============

____________________

     (3) It is anticipated that up to 50% of the funds allocated for advertising could be paid to our officers in connection with their efforts to market our interactive CDs.

     (4) It is anticipated that most, if not all, of the funds allocated for salaries will be paid to our officers.

     If only a nominal number of shares are sold, the funds from such sales will be applied toward payment of the offering expenses. We have no arrangements with our current shareholders for any unpaid offering expenses.

                      DETERMINATION OF OFFERING PRICE

     As no underwriter has been retained to offer our securities, the offering price of our shares was not determined by negotiation with an underwriter as is customary in underwritten public offerings. Rather, we arbitrarily selected the offering price. There is no relationship between the offering price of the shares and our assets, earnings, book value, net worth or other economic or recognized criteria or future value of our shares.

                                  DILUTION

     As of the date of this offering, we had 936,000 (5) common shares issued and outstanding and a net tangible book value of $4,122 or $.00 per share. We have 100,000 Series A Convertible Preferred shares issued and outstanding. These preferred shares may be converted to common shares on a one share for one share basis at any time. We also have 30,000 Series B Convertible Preferred shares issued and outstanding. These preferred shares may be converted on a1.2 shares of common stock for one share of preferred stock basis at any time.

     The proceeds from the sale of shares will vary depending on the total shares sold.

     If all 200,000 shares are sold, there would be a total of 1,136,000
(5) common shares issued and outstanding. If the maximum 200,000 common shares are sold, the net proceeds to us after deducting offering costs of $25,000 would be $175,000. Adding the net proceeds to our net tangible book value, our total net tangible book value would be $179,122. Dividing our net worth by the number of common shares outstanding discloses a per share book value of approximately $.16 per share. Therefore, the shareholders who purchase in this offering will suffer an immediate dilution in the book value of their shares of approximately $.84 per share or approximately 84% and the present shareholders will receive an immediate book value increase of approximately $.16 per share.

     If 100,000 shares are sold, there would be a total of 1,036,000 (5) common shares issued and outstanding. If 100,000 common shares are sold, the net proceeds to us after deducting offering costs of $25,000 would be $75,000. Adding the net proceeds to our net tangible book value, our total net tangible book value would be $79,122. Dividing our net worth by the number of common shares outstanding discloses a per share book value of approximately $.08 per share. Therefore, the shareholders who purchased pursuant to the offering will suffer an immediate dilution in the book value of their shares of approximately $.92 per share or approximately 92% and the present shareholders will receive an immediate book value increase of approximately $.08 per share.

____________________

     (5) All of our issued and outstanding preferred shares are immediately convertible to common. Therefore, they are being included with the common shares for purposes of computing dilution and presenting comparative data.

     If 50,000 shares are sold, there would be a total of 986,000 (6) common shares issued and outstanding. If 50,000 common shares are sold, the net proceeds to us, after deducting offering costs, would be $25,000. Adding the net proceeds to our net tangible book value, our total net tangible book value would be $29,122. Dividing our net worth by the number of common shares outstanding discloses a per share book value of approximately $.03 per share. Therefore, the shareholders who purchased pursuant to the offering will suffer an immediate dilution in the book value of their shares of approximately $.97 per share or approximately 97% and the present shareholders will receive an immediate book value increase of approximately $.03 per share.


     The following table illustrates the dilution which will be experienced by investors in the offering:

                                                  If Maximum  If 100,000    If 50,000
                                                 Amount Sold Shares Sold  Shares Sold
Offering price per share before deduction of           $1.00       $1.00        $1.00
  offering expense
Net tangible book value per share before
  the offering                                           .00         .00          .00
Net tangible book value per share after
  the offering                                           .16         .08          .03
Dilution to new investors per share                      .84         .92          .97
Dilution to new investors as a percentage                84%         92%          97%

                              COMPARATIVE DATA

     The following charts illustrate our pro forma proportionate common stock ownership upon completion of the offering compared to the relative amounts paid and contributed to our capital by present stockholders and by investors in this offering, assuming no changes in net tangible book value other than those resulting from the offering based on sales of 200,000, 100,000 or 50,000 shares of common stock in this offering.


__________

     (6) All of our issued and outstanding preferred shares are immediately convertible to common. Therefore, we have included with the common shares for the purposes of computing dilution and presenting comparative data.

     If we sell all 200,000 common shares:
_____________________________________________________________________________________
                                Approximate                  Approximate
                                 Percentage                   Percentage
                        Shares Total Shares         Total          Total    Average
                         Owned  Outstanding  Consideration Consideration  Price/share
_____________________________________________________________________________________
Present             936,000(7)          82%  $     30,000           13% $        0.03
Shareholders

New Investors          200,000          18%  $    200,000           87% $        1.00

_____________________________________________________________________________________
                                Approximate                  Approximate
                                 Percentage                   Percentage
                        Shares Total Shares         Total          Total    Average
                         Owned  Outstanding  Consideration Consideration  Price/share
_____________________________________________________________________________________
     If we sell 100,000 common shares:

_____________________________________________________________________________________
Present            936,000 (7)          90%  $     30,000           23% $        0.03
Shareholders

New Investors          100,000          10%  $    100,000           77% $        1.00

_____________________________________________________________________________________

     If we sell 50,000 common shares:

_____________________________________________________________________________________
                                Approximate                  Approximate
                                 Percentage                   Percentage
                        Shares Total Shares         Total          Total    Average
                         Owned  Outstanding  Consideration Consideration  Price/share
_____________________________________________________________________________________
Present             936,000(7)          95%  $     30,000           34% $        0.03
Shareholders

New Investors           50,000           5%  $     50,000           63% $        1.00

_____________________________________________________________________________________



______________

     (7) All of issued and outstanding preferred shares are immediately convertible to common. Therefore, they are being included with the common shares for purposes of computing dilution and presenting comparative data.

                          SELLING SECURITY HOLDERS

     None of our existing shareholders is selling securities pursuant to this registration statement.

                            PLAN OF DISTRIBUTION

     Currently, we plan to have our officers and directors, Charles, Brandon and Jared Stillman, sell the common shares on a self underwritten
basis.  They will receive no discounts or commissions.   In the past, our
officers have received unsolicited indications of interest in Grafix2Go from family members and prior business associates. These indications have been nothing more than verbal communications and we have no commitments, oral or written, from any party to purchase any shares of Grafix2Go. Charles, Brandon and Jared Stillman will deliver prospectuses to these individuals and to others who they believe might have interest in purchasing all or a part of this offering. At this time, we do not intend to retain an underwriter or licensed broker/dealers to assist us in the offer and sell of the shares. Similarly, we do not intend to offer the securities for sale on the internet. Neither Charles, Brandon nor Jared Stillman are registered broker-dealers and therefore will rely on the exemption provided in Rule 3a4-1 under the Securities Act of 1934 to sell the shares.

     To buy shares, you must complete and execute the subscription agreement and return it to us at 2211 North Fairfield Road, Layton, Utah 84041. Payment of the purchase price may be made by check or money order payable to the order of "Grafix2Go, Inc."

     We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

                             LEGAL PROCEEDINGS

     To our knowledge we are not a party to any material legal proceeding or litigation and we know of no material legal proceeding or contemplated or threatened litigation. To our knowledge, there are no judgments against us. None of our officers or directors has been convicted of a felony or misdemeanor relating to securities matters or performance in corporate office.

                  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
                            AND CONTROL PERSONS

     The following table sets forth our directors, executive officers, promoters and control persons, their ages, and all offices and positions held. Directors are elected for a period of one year and thereafter serve until their successor is duly elected by the stockholders. Officers and other employees serve at the will of the Board of Directors.

Name of Director      Age      Term Served        Positions Held
-------------------   -----    -----------------  --------------------------------
Charles Stillman      50       Since March 2002   CEO, Principal Financial
                                                  Officer, Principal Accounting
                                                  Officer and Director
Brandon Stillman      21       Since March 2002   President and Director
Jared Stillman        25       Since March 2002   Secretary/Treasurer
                                                  and Director
                                     15

     The above individuals will serve as officers and/or directors. A brief description of their positions, proposed duties and their background and business experience follows:

     CHARLES STILLMAN. Since 1996, Mr. Stillman has been employed by Stillman & Stillman, a company he co-founded with his brother. Stillman & Stillman provides business consulting services particularly in the areas of business plan and funding plan preparation, training and investor relations. Stillman & Stillman has developed financial analysis and long-term budgeting projections software. Mr. Stillman has co-authored several books and business seminars. From 1989 to 1995, Mr. Stillman worked for the National Business Association representing Beneficial Life of Utah and American National Life of Texas. Mr. Stillman was primarily self employed as a contractor in the areas of construction and custom woodworking from 1975 to 1989.

     BRANDON STILLMAN. Since March 2000, Mr. Stillman has been engaged in the development of the Grafix2Go concept. His primary responsibilities have been in the areas of graphic design, CD development, planning and administration. From July 1999 to February 2001, Mr. Stillman was a part time assistant manager at Tommy Angelo's, a local restaurant. During that time, he was responsible for inventory control, customer service, employee shift management and food preparation. Mr. Stillman graduated from Layton High School in June 2000.

     JARED STILLMAN. Mr. Stillman began working with his brother in the development of the Grafix2Go concept in June 2001. He has spent most of his time programming, producing and duplicating interactive marketing and other CDs. He is also responsible for CD quality control. From July 1999 to June 2001, Mr. Stillman was the store manager of the Layton Grocery Outlet. As such, he spent his time dealing with shipping and inventory matters, verifying register balances and addressing customer relations issues. Mr. Stillman also worked for the Layton Grocery Outlet as the freight manager from August 1996 to May 1997. From June 1997 to June 1999, Mr. Stillman served as a full time volunteer church missionary in East Germany.

     Brandon Stillman and Jared Stillman are sons of Charles Stillman.


              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                               AND MANAGEMENT

     The following table sets forth as of December 15, 2003, the name and number of shares of the Company's Common Stock, par value $0.001 per share, held of record or beneficially by each person who held of record, or was known by the Company to own beneficially, more than 5% of the 800,000 issued and outstanding shares of the Company's Common Stock, and the name and share holdings of each director and of all officers and directors as a group.

     The term "beneficial owner" refers to both the power of investment (the right to buy and sell) and rights of ownership (the right to receive distributions from the company and proceeds from sales of the shares). Inasmuch as these rights or shares may be held by more than one person, each person who has a beneficial ownership interest in shares is deemed the beneficial owners of the same shares because there is shared power of investment or shared rights of ownership.

                                                                 % of Class
                                      Amount of    % of Class       After
                                     Beneficial        Before      Offering
Name and Address                      Ownership  Offering (8)       (8) (9)
---------------------------------- ------------  ------------  ------------
Charles Stillman                        250,000         31.2%         22.0%
2211 North Fairfield Road
Layton, Utah 84041

Brandon Stillman                        275,000         34.4%         24.2%
2211 North Fairfield Road
Layton, Utah 84041

Jared Stillman                          275,000         34.4%         24.2%
2211 North Fairfield Road
Layton, Utah 84041
___________________________________________________________________________
All officers and directors
as a group (3 persons)                  800,000          100%         70.4%
___________________________________________________________________________
TOTAL                                   800,000          100%         76.6%
___________________________________________________________________________


     Brandon, Jared and Charles Stillman are officers and directors.




_______________


     (8) Assumes all of the issued and outstanding shares of preferred stock have been converted because all preferred share are immediately convertible.

     (9)  Assumes that 200,000 shares are sold in this offering.

                       DESCRIPTION OF THE SECURITIES

     DESCRIPTION OF COMMON STOCK. We have 50,000,000 shares of authorized common stock with a $.001 par value. As of the date of this Registration Statement, we have outstanding 800,000 shares, all of which is validly issued, fully paid and non-assessable. Holders of our shares are entitled to receive dividends, when declared by the Board of Directors, out of funds legally available therefore. Any such dividends may be paid in cash, property or shares. We have not paid any dividends since our inception. All dividends will be subject to the discretion of our Board of Directors, and will depend upon, among other things, our operating and financial conditions, our capital requirements and general business conditions. Therefore, there can be no assurance that any dividends on the shares will be paid in the future.

     All shares have equal voting rights and, when validly issued and outstanding, will have one vote per share on all matters to be voted upon by the shareholders. Cumulative voting in the election of directors is not allowed, and a quorum for shareholder meetings shall result from a majority of the issued and outstanding shares present in person or by proxy. Accordingly, the holders of a majority of the shares present, in person or by proxy at any legally convened shareholders' meeting at which the Board of Directors is to be elected, will be able to elect all directors and the minority shareholders will not be able to elect a representative to the Board of Directors.

     Shares have no preemptive or conversion rights, no redemption or sinking fund provisions, and are not liable for further call or assessment. Each share is entitled to share pro rata any assets available for distribution to holders of its equity securities upon our liquidation.

     During the pendency of the offering, subscribers will have no rights as stockholders until the offering has been completed and the shares have been issued to them.

     Reference is made to our Articles of Incorporation and Bylaws for a more complete description of the rights and liabilities of holders of common stock. Our shares do not have cumulative voting rights, which means that the holders of more the 50% of the shares voting for each election of directors may elect all of the directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than 50% will not be able to elect any directors.

     We will furnish annual reports to our shareholders which will include financial statements and other interim reports as we deem appropriate.

     DESCRIPTION OF PREFERRED STOCK. We currently have authorized 1,000,000 shares of preferred stock, par value $.001. Of those shares, we have authorized 100,000 shares designated as Series A Convertible Preferred shares and 50,000 shares designated as Series B Convertible Preferred shares. The rights and preferences of the remaining 850,000 shall be determined by the Board of Directors and may be issued in one or a series of additional designations.

          Series A Convertible Preferred Stock
          ------------------------------------

     We have 100,000 shares of Series A Convertible Preferred Stock issued and outstanding. These shares are held by three investors, none of whom is an officer, director or affiliate of Grafix2Go and none of whom owns more
than 35,000 Series A shares.   The Series A shares have no voting rights,
except as required by law.   The Series A shares have a liquidation value
of $1.00. The holders of Series A shares shall be entitled to receive, when and if declared by Board of Directors out of funds legally available therefor, cash dividends at a rate of $.001 per share, and no more, payable annually in arrears on December 31 of each year beginning December 31, 2002. Dividends will be computed on the basis of a 365-day year.
Dividends will be noncumulative and will accrue without interest.

     We, and the holders of our Series A shares shall, at any time after issuance and upon the effectiveness of a registration statement registering the common shares underlying the Series A Preferred Stock, have the right to convert any whole preferred share into a whole share of fully paid, nonassessable common stock. It is our understanding that each of the holders of Series A Convertible Preferred Stock intends to convert their shares to common stock of the Company when this registration statement is declared effective. For so long as we have not received a notice of conversion for Series A shares from its holder, we may redeem all of some of the Series A shares at any such time that we have an effective registration statement on file with the Securities and Exchange Commission registering the common shares underlying the Series A shares. The redemption price shall be equal to 100% of the liquidation value, plus all accrued but unpaid dividends on such shares. If we deliver notice of redemption pursuant to the foregoing, the holders shall retain their conversion rights with respect to up to 100% of the number of shares subject to the redemption.

          Series B Convertible Preferred Shares
          -------------------------------------

     We have 30,000 shares of Series B Convertible Preferred Stock issued and outstanding. These shares are held by five investors, none of whom owns more than 6,000 shares. None of the Series B shareholders are officers, directors or affiliates of Grafix2Go. The Series B Convertible Preferred Stock has no voting rights, except as required by law. The Series B shares have a liquidation value of $1.00. The holders of Series B shares shall be entitled to receive, when as and if declared by Board of Directors out of funds legally available therefor, cash dividends at a rate of $.001 per share, and no more, payable annually in arrears on December 31 of each year beginning December 31, 2002. Dividends will be computed on the basis of a 365-day year. Dividends will be noncumulative and will accrue without interest.

     We, and the holders of our Series B shares shall, at any time after issuance and upon the effectiveness of a registration statement registering the common shares underlying the Series B Preferred Stock, have the right to convert any whole preferred share into 1.2 shares of fully paid, nonassessable common stock. It is our understanding that each of the Series B shareholders intends to convert their shares to Common Stock of the Company when this registration statement is declared effective. For so long as we have not received a notice of conversion for Series B shares from its holder, we may redeem all of some of the Series B shares at any such time that we have an effective registration statement on file with the Securities and Exchange Commission registering the common shares underlying the Series B shares. The redemption price shall be equal to 100% of the liquidation value, plus all accrued but unpaid dividends on such shares.
If we deliver notice of redemption pursuant to the foregoing, the holders shall retain their conversion rights with respect to up to 100% of the number of shares subject to the redemption.

     TRANSFER AGENT.

     Interwest Transfer Company, Inc., 1981 East Murray-Holladay Road, Salt Lake City, Utah 84117, Telephone (801) 272-9294, has agreed to serve as transfer agent and registrar for our outstanding securities upon completion of this offering.

                   INTEREST OF NAMED EXPERTS AND COUNSEL

     None of the experts named herein was or is a promoter, underwriter, voting trustee, director, officer or employee of Grafix2Go. None of the experts was hired on a contingent basis.

     LEGAL MATTERS

     Certain legal matters will be passed upon for us by Poulton & Yordan, of Salt Lake City, Utah.

     The law firm of Poulton & Yordan acquired 30,000 restricted shares of Series A Convertible Preferred shares in March 2002 in exchange for legal services rendered to the Company not in connection with this offering. The legal services were valued at $3,000. At this time, we anticipate that Poulton & Yordan will convert its preferred shares to common shares once this offering is declared effective by the Securities and Exchange Commission. It is our understanding that at this time Poulton & Yordan does not intend to acquire additional shares of our stock in the offering or otherwise.

     ACCOUNTING MATTERS

     The financial statements for our most recent fiscal year-end included in this prospectus and elsewhere in the registration statement were audited by David T. Thomson, P.C., located in Salt Lake City, Utah, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports. For 2003, we have retained Mantyla McReynolds LLC, located in Salt Lake City, Utah, to serve as our experts in accounting and auditing.

            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                       FOR SECURITIES ACT LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons for the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that any claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                    ORGANIZATION WITHIN LAST FIVE YEARS

     Grafix2Go, Inc., was formed as a Nevada corporation on March 4, 2002. Our executive offices are located at 2211 North Fairfield Road, Layton, Utah 84041. Our telephone number is (801) 771-0694. The Company's website, which currently is not operational, will be located at www.grafix2go.com.

                          DESCRIPTION OF BUSINESS

     Many people, organizations and companies have a need to disseminate information to customers, clients, decision makers, students or trainees. Typically, this need has been met through printed materials, occasionally through audio and video cassettes and the internet, and in some instances through compact interactive computer discs ("CDs"). We produce interactive CD presentations to assist our customers in meeting their information dissemination needs.

     Principle Service
     -----------------

     An interactive CD is a CD-ROM programmed to incorporate techniques in art design, graphics, photography and video, sound and programming to create a presentation that allows the viewer to interact with the presentation. A viewer can insert the CD and watch it from start to finish, much like a video tape, or the viewer can pick and choose what information he or she wishes to receive in any order he or she desires. Moreover, the CD can be programmed to change the presentation based on input from the viewer. The interactivity of the CD gives it applications in a number of fields ranging from marketing to education.

     If you were to insert one of our interactive CDs into the CD-ROM drive of your personal computer, you would likely hear music and go through a short introduction where you might both read and hear a narrative. You may then be asked to make selections regarding information that you want or need. By being interactive in this way, our CDs are designed to engage more senses and to involve the end user.

     To further engage the senses and involve the end user, we offer an interactive feature we call "morphing." When using this morphing feature,
a user can call up an item   such as a house or a car; view a menu of
options, click on the desired changes, and view the end product with the incorporated changes. This gives the end user the ability to see the end result on the computer screen instead of having to imagine or visualize the changes based on samples, brochures or color swatches. For example, morphing of kitchens, baths, entryways and home exteriors can assist potential home buyers in selecting between the various options offered by contractors. Similarly, particular features of a home can be morphed, such as kitchen cabinets, which can quickly change to display different doors faces, woods and finishes. Or a new car buyer can view the different options and colors offered by a manufacturer to choose the options and colors she wants on her new car.

     Marketing
     ---------
     To date, we have produced interactive CD presentations for seventeen clients. Based on feedback from our clients, it is our understanding that these clients have distributed nearly 100,000 copies of these CDs to their intended users. We are currently in the process of preparing CD presentations for four additional clients. We must increase the number of parties hiring us to produce interactive CD presentations if we wish to operate profitably. As more fully discussed below, depending on the amount of funds we raise in this offering, we will market our services in several ways.

     If we raise at least $50,000 in this offering we will primarily market our services by mailing and hand delivering up to 1,000 copies of a sample interactive CD to our target or principal markets. We will identify potential customers through prior business contacts of our officers and directors, through professional and trade organizations, through word of mouth and referrals from past clients and contacts and, if necessary, though other directories such as phone book listings. We will follow up with the potential customers to whom the sample CDs were delivered to determine whether they have an interest in our service. If they have interest, a representative from Grafix2Go will meet with them personally and try to retain them as a client. If we raise at least $100,000, we will expand our marketing campaign to include the distribution of up to 5,000 copies of a sample interactive CD and to running targeted ads in trade association publications and newspapers. If we are able to raise the full $200,000 we will broaden our campaign to include the distribution of up to 10,000 copies of a sample interactive CD. We will run ads in industry magazines, trade publications and newspapers and we will seek to have a presence at trade shows, including participating in and conducting seminars.
     We will also seek to develop and maintain alliances with advertising firms, educators and by joining and participating in recognized associations. Finally, we intend to develop a direct sales program which will focus on building strong relationships with our clients because we believe the word of mouth generated from satisfied clients and end users of our CDs will be our best marketing tool.

     If we do not raise at least $50,000 in this offering, it is unlikely we will have sufficient funds to implement a marketing campaign. If such is the case, we will continue to market our CDs as we have to date, which has been by word of mouth and through the personal contacts of our officers and directors.

     Principal Markets
     -----------------

     During the next twelve months we will focus our marketing and sales efforts to businesses in the following industries in Utah, Idaho, Wyoming and Arizona:

     -    Residential and Commercial Construction
     -    Finish Carpentry
     -    Education and Training
     -    Business Financial Analysis

     As discussed above, we believe our morphing feature will make our product a valuable marketing tool in the residential and commercial
construction and finish carpentry industries.   To date we have produced
CDs for two home builders in Utah. It is our understanding that they have distributed approximately 3,000 copies of the CDs to their potential customers.

     Our CEO, Charles Stillman, has over 14 years experience in the residential construction and cabinetry and finish carpentry industries and we believe his experience helps us better understand the needs of companies operating in these industries.

     We also believe the interactive ability of our CDs may make them an effective tool in training and educational settings. Interactive CDs can be set up to require inputs and interaction with the student, unlike written manuals and audio and visual tapes which require no input or interaction from the student. We will seek to develop CDs to assist teachers in presenting subjects and materials. For instance, we produced an interactive CD for use in the "School to Careers" work study program offered by a number of school districts in Utah. This CD is being used to instruct students enrolled in the work study program regarding basic labor law issues and the district's work study program. We have sold approximately 100 copies of the CD. We do not anticipate significant additional sales of this CD.

     Currently, there are a number of companies producing software packages to assist businesses in performing internal financial analysis. These programs can provide an internal analysis of key business ratios and information such as return on assets, return on sales, current ratio, EBITDA and break-even, to mention a few. These ratios can be very valuable to a business owner if he or she knows how to use the information provided by those ratios. In our experience many of these software packages are difficult to use, do not present the ratios in an easy to understand format and do not clearly explain what the ratio means and how it can be used by the business owner to his or her benefit. We believe our graphical interfaces can be easily integrated with a number of these software packages to provide enhancements such as interactive tutorials to instruct the business owner on the use of the software and what the information underlying the ratios is telling the business owner. Moreover, with our interactive CDs, the information can be displayed graphically which may help clarify and enhance learning.

     Production Process
     ------------------

     Through our marketing efforts outlined above we hope to identify parties interested in our product. Once we identify a party who has interest in producing an interactive CD, we meet with the prospective client to determine various issues, such as; their goals in producing an interactive CD, their principal product or service, their principal market, etc. We identify what information they want on their CD, including such things as content, layout, presentation and appearance. We then send the prospective client a bid based upon their wants, needs, budget and other constraints.

     Once a bid is accepted we prepare a script for the CD presentation. This includes such things as layout, music, video work, interviews, graphic art, etc. This is reviewed by the client for approval. We anticipate being able to meet most of our clients' presentation needs in-house, either through our databases of stored images, music, graphics, etc., or through the creative efforts of our officers. To the extent we cannot create a particular element in-house, we will contract with third parties to provide those elements. To date, we have no firm commitments, agreements or arrangements with any third parties to provide any elements of our CDs that we cannot create in-house. If such services are needed, we will rely on the efforts of our officers and directors to identify and retain appropriate assistance.

     Once the presentation has been scripted and the individual elements prepared, all parts of the presentation are programmed together and stored on the CD. At that point we test the CD in-house to check for and correct bugs in the programming and improve compatibility and speed. Copies of the CD are then distributed to the client for their own testing to assure that the CD runs error free and to receive final review and approval from the client regarding content, presentation, performance, etc. When we have final approval from the client, we deliver the master CD, the design work for the CD cover and referrals for duplication, labeling and packaging services to the client. The client is responsible for duplication and packaging. We do not manufacture compact discs or the printed compact disc case.

     While our initial focus is on producing interactive CDs for third parties, we may develop our own line of proprietary interactive CDs for sale to third parties as revenues allow.

     Typically, we are paid a flat fee by the client for producing the interactive CD presentation. Payment in full is usually due upon delivery of the master CD. On occasion, however, based on the client's and our own financial constraints and the number of CDs the client anticipates distributing, we have agreed to accept a smaller fee and a royalty payment based on the number of CDs distributed by the client in lieu of a flat fee. Because we have done this, two of our clients currently account for almost 60% of our income from interactive CD sales. We believe, however, that this is more a function of the fact that we are just starting up and have not been able to implement a marketing campaign. It is our expectation that if we can implement a successful marketing campaign and build awareness of our interactive CDs, we will not be dependent on one or a few major customers.

     Inventory
     ---------

      We maintain no inventory because there is no need for inventory. We operate on a just in time model to produce our customized interactive CDs. Once we receive an order to produce an interactive CD, the work to produce that CD is undertaken. Most of that work is done on a computer. The only "inventory" that is needed is a nominal number of blank CDs on which to store the presentation once it is prepared and is to be distributed to the client for review. Once the CD has received final approval, duplication of the CD is contracted out to a third party by the client. Therefore, there is no need for us to maintain anything more than a nominal inventory of blank CDs.

     Competition
     -----------

     We operate in a highly competitive environment. We anticipate we will have two primary sources of competition: producers of traditional mediums used to disseminate information; and other producers of CDs. Many of our competitors have greater resources, established clientele, existing industry relationships and more business and marketing experience than we do. Moreover, we are seeking to market a relatively new medium. While we believe interactive CDs offer advantages over more traditional mediums such as printed material, audio and video cassettes, and the internet, there is no guarantee that we can convince potential clients of those advantages.
If interactive CDs are not viewed as a superior method of disseminating information we may not obtain sufficient clients to allow us to operate profitably. If interactive CDs do meet with success in the market, there is nothing to stop our competitors from providing the same or similar services that we provide. Given their greater resources, our competitors may even be able to provide those services better, more economically or faster than we can.

     Research and Development
     ------------------------

     We have made no expenditures for research and development since our inception on March 4, 2002.

     Employees
     ---------

     Other than our officers, we have no employees. As revenues from sales so justify, we expect to hire employees. In particular, as we grow we anticipate the need to hire a musician, a photographer, several graphic artists and some commissioned sales representatives to augment the services currently being provided by our officers and directors.

                  MANAGEMENT'S DISCUSSION AND ANALYSIS OF
               FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS
---------------------

     Revenues
     --------

     Our revenues consist primarily of fees collected from parties who hire us to produce an interactive CD for their use. Therefore, our revenues are almost entirely dependent on the number of interactive CD presentations we produce for third parties. We anticipate our revenues will increase if we can implement a marketing campaign. The breadth of our marketing campaign is completely dependent upon the amount of funds we raise in this offering.

     We realized revenue of $22,910 in the three months ended September 30, 2003, a $10,201 increase over the same three month period of 2002. This increase in revenue can be attributed to an increase in the number of clients for whom we produced CDs in the three months ended September 30, 2003, as compared to September 30, 2002. The increase is also the result of our beginning to receive royalty payments from certain clients for sales of CDs that were produced in prior periods.

     During the nine months ended September 30, 2003, we realized revenue of $71, 626. As we commenced operations on March 4, 2002, there is no comparable prior year period. For the period from March 4, 2002 to September 30, 2002 we realized revenue of $17, 922. Total revenue for the period from inception on March 4, 2002, to September 30, 2003 is $99,284.

     Cost of Sales
     -------------

     Our cost of sales for the three month period ended September 30, 2003, was $2,923, which represents 13% of net sales. Our cost of sales for the three month period ended September 30, 2002 was $6,676 or 53% of net sales. We believe this decrease in cost of sales as a percentage of net sales is primarily attributable to us learning our business. At September 30, 2002, we had been in operations for only seven months and were still in the initial stages of establishing operations and learning how to cost effectively provide our services. We had limited clients and limited experience. In the ensuing year, we have increased our clientele and we have improved our processes for creating and providing interactive CDs. We will strive to continue to improve our efficiency and hope that we can further reduce our costs of sales as a percentage of net sales. In the future, however, we expect to realize less significant reductions in cost of sales as a percentage of net sales. We also expect our total cost of sales to increase correspondingly as our net sales increase.

     Our cost of sales for the nine months ended September 30, 2003, was $4,204. Because we commenced operations on March 4, 2002, we do not have a comparable period from the prior year to compare to. Our cost of sales for the period from inception to September 30, 2002, was $12,918. Our total cost of sales for the period from inception to September 30, 2003, was $24,448.

     Expenses
     --------

     Our expenses consist primarily of marketing, depreciation and general and administrative expenses.

     Our expenses for the three months ended September 30, 2003, were $19,465 compared to $11,356. The increase in the 2003 period is primarily the result of us paying our officers some compensation for their services in marketing and producing our interactive CDs. As our business grows, we anticipate our expenses, including the compensation paid to our officers, will continue to increase.

     Our expenses for the nine months ended September 30, 2003, were $61,391. As we commenced operations on March 4, 2002, we have no comparable prior nine month period to which we can compare. Our expenses for the period from inception to September 30, 2002, were $43,849. Our total expenses from inception through September 30, 2003, were $115,072.

     Net Income/Loss
     ---------------

     For the three months ended September 30, 2003, we realized net income of $522 compared to a net loss of $5,323 for the three months ended September 30, 2002. We believe this change from net loss to net income can be attributed to the increase in the number of clients for whom we have produced interactive CDs in the three months ended September 30, 2003, compared to the same period of 2002.

     At September 30, 2003, we had realized a net income of $5,836 for the nine months then ended. As discussed above, we have no comparable prior nine month period. During the period from inception through September 30, 2002, we realized a net loss of $38,845. We have realized a total net loss of $40,331 for the period from inception through September 30, 2003.

     While we have suffered a net loss since inception, we have realized net income for the three months and the nine months ended September 30, 2003. We believe we can be profitable in the future. We base this belief on several factors. To date, because of limited funds, we have marketed our CDs only by word of mouth. As our clientele grows, the distribution of our interactive CDs has increased. Thus increasing the number of potential clients who know about our services. If we can continue to realize net income from sales of CDs, we can implement more marketing tools to further expand our market reach.

     As discussed above, in the past year we have been able to reduce the costs associated with producing our interactive CD presentations. Much of the cost associated with producing our interactive CD presentations is the time spent designing, producing and programming the CD. During the time we have been in operation we have become much more efficient and have expanded our interactive CD programming capabilities. We expect that for the next year we may be able to continue to increase our efficiency and correspondingly decrease some of the costs associated with producing our interactive CDs.

     When we initially commenced operations, in our efforts to attract clients and to get our interactive CD presentations out and into the market, we agreed to create interactive CD presentations for our two largest clients under a fee arrangement whereby they paid us a small fee up front, with an ongoing royalty payment based on the number of CDs those clients distribute to their end users. We learned that the production of an interactive CD is very time intensive, with all of the cost and expense being incurred by the time the master CD is delivered to the client. Under this revenue model, we incurred all of the costs up front but initially realized very little revenue. We learned that as a small company, we must evaluate our revenue model on a case by case basis to assure that we have sufficient resources to carry those costs while we wait for the future revenue stream. In many instances, rather than agree to accept a royalty based on the ongoing distribution of the CD, we will require the client to make a down payment of 50% of the job bid price before we begin work on their CD presentation, with the remaining 50% due at the time we deliver the master CD to the client. By structuring our revenue model in this manner, we are not forced to carry all of our costs and expenses while we wait for a future revenue stream. Based on the number of CDs the client anticipates distributing and our own financial constraints, we will in some instances still agree to accept a royalty payment in lieu of a flat fee. This decision is made by the Company's officers.

     LIQUIDITY AND CAPITAL RESOURCES
     -------------------------------

     Our working capital and our cash flows from operations for any year will be directly related to the production of interactive CDs presentations.

     We realized gross profits of $19,987 and $67,422 for the three months and nine months ended September 30, 2003, respectively. We believe the increase in gross profits can be attributed to the increase in the number of clients for whom we have produced interactive CDs in the three and nine month periods ended September 30, 2003, compared to the same periods of 2002.

     Since inception, we have realized gross profits of $74,836. Gross profits are determined before marketing, product development, general and administrative and other expenses are deducted. We realized positive net cash flows from operations of $3,643 for the nine months ended September 30, 2003, and have experienced negative cash flows from operations of $25,647 from inception on March 4, 2002 to September 30, 2003. As of December 19, 2003, we had cash on hand of $1,215.

     Operational proceeds, combined with related party and external financing, have been used to fund our operations to date. Since inception we have covered our capital requirement shortfall through additional financing from our control shareholders. These control shareholders, however, are under no obligations and have made no commitments to continue to provide such funds.

     Because of our current negative equity position and the need for additional funds to implement a marketing campaign to build awareness of our interactive CDs we are undertaking this offering. Our plan of operations for next twelve months will be entirely dependent upon the amount of funds we raise through this offering. The principle use of the proceeds from this offering will be to help defray costs incurred in starting the business and to undertake a marketing campaign to build a clientele. If we raise only minimal funding, the proceeds will be used to help cover the offering expenses of $25,000. If we raise $50,000 from the sell of shares, $25,000 will be used to pay offering expenses. Of the remaining $25,000, $16,000 will be allocated to cover marketing expenses, including the creation of a demonstrational interactive CD, duplication of up to 1,000 copies, mailing costs and making sales calls. The remaining $7,000 will be used as working capital to pay salaries to our officers and to cover general and administrative expenses. We anticipate we could sustain operations for approximately three months if we raise $50,000.

     If we raise $100,000, after paying the offering costs, we will have $75,000 available for operations. We will use approximately $49,000 to support our marketing campaign, which would include the production and mailing of approximately 5,000 demonstrational CDs, and running ads in industry magazines and newspapers. We will use $5,000 to acquire additional computer and peripheral equipment and additional copies of software and licenses. Approximately $21,000 will be used as working capital to pay salaries and cover general and administrative expenses. If we raise $100,000 we should be able to sustain operations for approximately six months without raising additional funds.

     If we sell all 200,000 shares registered in this offering, we should have approximately $175,000 available for our operations after paying offering costs. We will use approximately $115,000 to undertake a broader scale marketing campaign, which would include the production of approximately 10,000 demonstrational CDs. We will distribute these CDs by mailing, through personal contact and at trade shows. We will run ads in industry magazines, trade publications and newspapers. We will seek to have a presence at trade shows. If we raise the maximum, we will use approximately $10,000 to acquire additional computer and peripheral equipment and to upgrade current equipment, as well as acquiring additional copies of licensed software. Approximately $50,000 will be used to pay salaries and general and administrative expenses. If we raise $200,000 we should be able to sustain operations for approximately one year without raising additional funds.
                                     28

                          DESCRIPTION OF PROPERTY

     Executive Offices
     -----------------

     We currently use 300 square feet of space in Charles Stillman's residence in Layton, Utah as our principal executive offices pursuant to a verbal agreement with Mr. Stillman. We have no firm lease agreement with Mr. Stillman. If at any time Mr. Stillman decides he needs or wants the space, we have no right to continue to occupy it and could be forced to move. We rent this space for $102 per month pursuant to a verbal agreement with Mr. Stillman. To date, however, we have not paid any rents to Mr. Stillman, rather the rent has been treated as capital contributed by Mr. Stillman.

     As revenue justifies, we will seek to lease commercial office space. If we raise the maximum amount offered in this offering, we anticipate the need for up to 1,000 square feet of office space within the twelve months of closing the offering. If we do not raise the maximum amount, we believe the space we are currently using will be sufficient for our needs until such time as sales revenue justifies hiring employees.

     Equipment
     ---------

     We lease all of our office equipment, which includes five computer systems, monitors, printers and fax machines from Charles Stillman for $233 per month. The lease is for a term of three years and expires in December 2005. As with the rent, to date, Mr. Stillman has not received any lease payments for the office equipment. The value of those lease payments has been treated as a capital contribution.

     Assuming we raise at least $50,000 in this offering, we will begin making prospective rent and lease payments to Mr. Stillman following completion of the offering.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We have issued shares to the following officers, directors, promoters and beneficial owners of more than 5% of our outstanding securities.

                    Number      Consideration  Relationship to     Date of
Name                of Shares       Given      Grafix2Go           Issuance
------------------- ----------- -------------- ------------------- -----------
Brandon Stillman    275,000     Services       President/Director   03/04/02
Jared Stillman      275,000     Services       Secretary/Director   03/04/02
Charles Stillman    250,000     Services       CEO/Director         03/04/02

     As discussed above, we rent all of our office equipment and our office space from Charles Stillman, our CEO and a director. The lease agreements with Mr. Stillman are on terms no less favorable to us than we could have obtained from an unaffiliated third party on an arms-length basis and was approved by a majority of our disinterested directors. To date, we have not paid any rental or lease payments to Mr. Stillman, rather all such payments have been treated as capital contributed by him. Assuming we raise at least $50,000 in this offering, we will begin making prospective rental and lease payments to Mr. Stillman following completion of the offering.

                                     29

     In July 2002, we retained the services of Stillman & Stillman to prepare a written business plan for Grafix2Go for $15,000. Stillman & Stillman is 50% owned by Charles Stillman, one of our CEO and a director. After deducting the hard costs they incurred in connection with the physical production of the business plan, Stillman and Stillman was to pay Charles Stillman $7,230 for his services in connection with the preparation of the business plan. Mr. Stillman contributed his share of the amount due him from the sale of the business plan to Grafix2Go.

                         MARKET FOR COMMON EQUITY
                      AND RELATED STOCKHOLDER MATTERS

     At present, our securities are not traded publicly. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. A purchaser of shares may, therefore, find it difficult to resell the securities offered herein should he or she desire to do so when eligible for public resales. Furthermore, the shares are not marginable and it is unlikely that a lending institution would accept our common stock as collateral for a loan.

     Pursuant to this registration statement, we propose to publicly offer 200,000 common shares. To date, none of our outstanding shares of common stock are subject to outstanding options or warrants to purchase our common stock.

     In addition to the 200,000 common shares we are registering for sale pursuant to this offering, we are also registering 136,000 shares of our common stock, which are subject to conversion of our Series A and Series B Convertible Preferred Stock. We anticipate all of our outstanding preferred stock will be converted to common stock once this registration statement is declared effective by the Securities and Exchange Commission. We currently have 10 shareholders.

     None of our currently issued and outstanding shares are eligible for public resale under Rule 144 because our stock is not listed on any exchange and no broker-dealer is making a market for our securities. Therefore, shareholders seeking to make public resalesof our stock would currently be precluded by both the trading volume limitations and the brokers' transaction requirements of Rule 144.

                           EXECUTIVE COMPENSATION

     The following table sets forth certain summary information concerning the compensation paid or accrued since the Company's inception in March 2002 through December 31, 2002 (the end of the Registrant's last completed fiscal year).

                                     30


                         SUMMARY COMPENSATION TABLE

                                                          Long Term Compensation
                                                    Awards
                                                     Restr                  Payouts
Name and                                    Annual   icted                      Other
Principal                                   Compen   Stock  Options     LTIP   Compen
Position           Year   Salary    Bonus   sation  Awards  /SARs #   Payout   sation
----------------   ---- -------- -------- -------- -------- -------- -------- --------
Charles Stillman   2002 $    -0- $    -0- $    -0- $    -0- $    -0- $    -0- $ 23,205
CEO and Director                                                                 (10)

Brandon Stillman   2002      -0-      -0-      -0-      -0-      -0-      -0-    7,329
President and                                                                    (11)
Director

Jared Stillman     2002      -0-      -0-      -0-      -0-      -0-      -0-    8,155
Secretary,                                                                       (12)
Treasurer
and Director
---------------------------------------------------------------------------------------

_______________

     (10) The compensation paid to Charles Stillman was in connection with time he expended in development and marketing the Company's interactive CDs.

     (11) The compensation paid to Brandon Stillman was in connection with time he expended in development of interactive CDs for clients.

     (12) The compensation paid to Jared Stillman was in connection with time he expended in development of interactive CDs for clients.

     To date we have no employees other than our officers. We do not have formal employment agreements with our officers. Currently they are treated as independent contractors. When funds allow, we anticipate entering into employment agreements with our officers and providing appropriate compensation packages.



                                     31

BONUSES AND DEFERRED COMPENSATION

     We do not have any bonus, deferred compensation or retirement plan.
We may be adopt such a plan as deemed reasonable by the board of directors. Currently we have no compensation committee, until a compensation committee is appointed, all decisions regarding compensation will be determined by the board of directors.

STOCK OPTION AND STOCK APPRECIATION RIGHTS PLANS

     We do not currently have a Stock Option or Stock Appreciation Rights Plan. No stock options or stock appreciation rights were awarded during the fiscal year ended December 31, 2002.

TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENT

     There are no compensatory plans or arrangements, including payments to be received from us, with respect to any person named in cash compensation set forth above that would in any way result in payments to any such person because of his resignation, retirement, or other termination of such person's employment with the company or its subsidiaries, or any change in control, or a change in the person's responsibilities following a changing in control of the Company.






           [The remainder of this page left intentionally blank)
































                                     32



                            FINANCIAL STATEMENTS





                              GRAFIX2GO, INC.
                       (A Development Stage Company)

                            FINANCIAL STATEMENTS

            FROM INCEPTION (MARCH 4, 2002) TO DECEMBER 31, 2002

                                    WITH

                        INDEPENDENT AUDITOR'S REPORT

                              GRAFIX2GO, INC.
                       (A Development Stage Company)


                                  CONTENTS


                                                                       PAGE


Independent Auditor's Report                                            1

Balance Sheet                                                           2

Statement of Operations                                                 3

Statement of Stockholders' Equity                                       4

Statement of Cash Flows                                                 5

Notes to Financial Statements                                        6-10



David T.
     Thomson P.C.______________________________Certified Public Accountants



Independent Auditor's Report
----------------------------

Board of Directors
GRAFIX2GO, INC.
Salt Lake City, Utah

I have audited the accompanying balance sheet of Grafix2go, Inc. (a development stage company) as of December 31, 2002 and the related statements of operations, stockholders' equity and cash flows from inception (March 4, 2002) to December 31, 2002. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on the financial statements based on my audit.

I conducted my audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Grafix2go, Inc. (a development stage company) as of December 31, 2002, and the results of its operations and its cash flows from inception (March 4, 2002) to December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1, the Company has been in the development stage since its inception on March 4, 2002. The Company has only cash assets with limited revenue from operations and a loss of $46,167 since inception. Realization of a major portion of the assets is dependent upon the Company's ability to meet its future financing requirements, and the success of future operations (See Note 4). These factors raise substantial doubt about the Company's ability to continue as a going concern.



Salt Lake City, Utah
January 28, 2003

           P.O. Box 571605 * Murray, Utah 84157 * (801) 966-9481

                              GRAFIX2GO, INC.
                       (A Development Stage Company)

                               BALANCE SHEET

                                   ASSETS

                                                               December 31,
                                                                   2002
                                                              -------------

CURRENT ASSETS:
 Cash in bank                                                $          96
                                                              -------------
   Total Current Assets                                                 96
                                                              -------------
FIXED ASSETS
 Office equipment, net of depreciation of $137                         547
                                                              -------------
TOTAL ASSETS                                                 $         643
                                                              =============
                    LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
 Accounts payable                                            $       2,357
                                                              -------------
   Total Current Liabilities                                         2,357
                                                              -------------

STOCKHOLDERS' EQUITY:
 Convertible Preferred Stock; $.001 par value,
  100,000 shares authorized, 100,000 shares of
  noncumulative convertible and redeemable series
  A stock issued and outstanding, liquidation
  preference of $1 per share                                           100
 Convertible Preferred Stock; $.001 par value,
  50,000 shares authorized, 30,000 shares of
  noncumulative convertible and redeemable series B
  stock issued and outstanding, liquidation preference
  of $1 per share                                                       30
 Common Stock; $.001 par value, 50,000,000 shares authorized
  800,000 shares issued and outstanding                                800
 Capital in excess of par value                                     43,523
 Earnings (deficit) accumulated during the
  development stage                                                (46,167)
                                                              -------------
   Total Stockholders' Equity (Deficit)                             (1,714)
                                                              -------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                   $         643
                                                              =============


 The accompanying notes are an integral part of these financial statements.

                              GRAFIX2GO, INC.
                       (A Development Stage Company)

                          STATEMENT OF OPERATIONS

                                                             From Inception
                                                            (March 4, 2002)
                                                                    To
                                                          December 31, 2002
                                                          -----------------
NET SALES                                                $          27,658
COST OF SALES                                                       20,244
                                                          -----------------

   Gross profit                                                      7,414
                                                          -----------------

EXPENSES
 Marketing                                                          23,397
 Product Development                                                18,830
 Depreciation                                                          137
 General and administrative                                         11,317
                                                          -----------------
   Total expenses                                                   53,681
                                                          -----------------

INCOME (LOSS) FROM OPERATIONS                                      (46,267)
OTHER INCOME (EXPENSE)                                                 100
                                                          -----------------
NET INCOME (LOSS) BEFORE INCOME TAXES                              (46,167)
 Provision for income taxes                                        -
                                                          -----------------
NET INCOME (LOSS)                                        $         (46,167)
                                                          =================

BASIC EARNINGS (LOSS) PER SHARE                          $           (0.05)
                                                          =================
DILUTED EARNINGS (LOSS) PER SHARE                        $           (0.05)
                                                          =================
WEIGHTED NUMBER OF SHARES OUTSTANDING                              921,000
                                                          =================





 The accompanying notes are an integral part of these financial statements.

                              GRAFIX2GO, INC.
                       (A Development Stage Company)

                          STATEMENT OF CASH FLOWS

                                                                     From
                       Preferred      Preferred                     Capital Inception
                        Series         Series                         in      (March
                        A Stock       B Stock       Common Stock     Excess  4, 2002)
                    --------------- -------------- --------------    of Par   to May
                     Shares  Amount Shares  Amount  Shares  Amount   Value   31, 2002
                    -------  ------ ------  ------ -------  ------  -------  --------
BALANCE,
March 4, 2002
(inception)               - $     -      - $     -       -  $    - $      - $       -

Shares issued
to initial
stockholders for
services, March
4, 2002 at $.001
per share                 -       -      -       - 800,000     800        -         -

Shares issued
for services,
March 4, 2002
at $.10 per
share                30,000      30      -       -       -       -    2,970         -

Shares issued
for cash, March
4, 2002 at $.001
per share            70,000      70      -       -       -       -        -         -

Shares issued
for cash for
April and May
2002 at $1.00
per share                 -       - 30,000      30       -       -   29,970         -

Noncash capital
contributed
by stockholder            -       -      -       -       -       -   10,583         -

Net income (loss)
from March 4,
2002 (inception)
to December
31, 2002                  -       -      -       -       -       -        -  (46,167)
                    -------  ------ ------  ------ -------  ------  ------- ---------
BALANCE,
December
31, 2002            100,000 $   100 30,000 $    30 800,000  $  800 $ 43,523 $(46,167)
                    =======  ====== ======  ====== =======  ======  ======= =========


 The accompanying notes are an integral part of these financial statements.

                              GRAFIX2GO, INC.
                       (A Development Stage Company)

                          STATEMENT OF CASH FLOWS

                                                             From Inception
                                                             (March 4, 2002)
                                                               to December
                                                                 31, 2002
                                                              -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Cash paid to suppliers and others                            $     (29,290)
                                                              -------------
   Cash Flows (Used) by Operating Activities                       (29,290)
                                                              -------------
CASH FLOW FROM INVESTING ACTIVITIES:
 Purchase of office equipment                                         (684)
                                                              -------------
   Cash Flows (Used) in Investing Activities                          (684)
                                                              -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Issuance of Preferred Series A stock                                   70
 Issuance of Preferred Series B stock                               30,000
                                                              -------------
   Cash Flows Provided (Used) by Financing Activities               30,070
                                                              -------------

NET INCREASE (DECREASE) IN CASH                                         96

CASH - BEGINNING OF PERIOD                                               -
                                                              -------------
CASH - END OF PERIOD                                         $          96
                                                              =============
RECONCILIATION OF NET INCOME (LOSS) TO NET CASH
 PROVIDED (USED) BY OPERATING ACTIVITIES

NET INCOME (LOSS)                                            $     (46,167)

Adjustment to reconcile net income (loss) to net
 cash provided (used) by operating activities
 Common stock issued for services                                      800
 Preferred Series A stock issued for services                        3,000
 Noncash capital contributed by stockholder                         10,583
 Depreciation                                                          137
 Changes in assets and liabilities
  Accounts payable                                                   2,357
                                                              -------------
   Total Adjustments                                                16,877
                                                              -------------
NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES             $     (29,290)
                                                              =============
NONCASH TRANSACTIONS
 Common stock issued for services                            $         800
                                                              =============
 Preferred Series A stock issued for services                $       3,000
                                                              =============
 Noncash capital contributed by stockholder                  $      10,583
                                                              =============

 The accompanying notes are an integral part of these financial statements.

                              GRAFIX2GO, INC.
                       (A Development Stage Company)

                       NOTES TO FINANCIAL STATEMENTS

NOTE   1  -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization - The Company was organized under the laws of the State of Nevada on March 4, 2002 and has elected a fiscal year end of December 31st. The Company intends to engage in business operations to produce and market interactive CD's to help people, organizations and companies tap into the interactive CD medium. The Company is considered a development stage company as defined in SFAS No. 7. The Company, has at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors. All customers are from Utah and 34% and 25% of the sales are from two customers.

     Net Earnings Per Share - The computation of net income (loss) per share of common and convertible preferred series A and B stock is based on the weighted average number of shares outstanding during the period presented.

     Income Taxes - Income tax expense includes federal and state taxes currently payable and deferred taxes arising from temporary differences between income for financial reporting and income tax purposes. Due to a loss from inception, the Company has no tax liability. At this time the Company has no deferred taxes arising from temporary differences between income for financial reporting and income tax purposes.

     Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. During the period ending December 31, 2002, the Company did not have non-cash investing.

     Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Office Equipment - Office equipment was recorded at cost. The Company uses accelerated methods of computing depreciation for financial reporting purposes and for income tax purposes. The estimated life of the equipment is 5 years.

     Revenue recognition   -   The Company recognizes revenue at the time
     its customers take delivery of a completed interactive CD and
     ownership title has past to the customer.   The CD is sold as is and
     has no money back guarantee or product warranties.

                              GRAFIX2GO, INC.
                       (A Development Stage Company)

                       NOTES TO FINANCIAL STATEMENTS

NOTE   2  -  COMMON AND PREFERRED STOCK TRANSACTIONS AND TERMS

     The Company, on March 4, 2002, issued 800,000 shares of its Common Stock to initial stockholders as compensation for services rendered at $.001 per share (par value) for a total amount of $800. The shares were valued at the fair market value of the services performed. Also, the Company on March 4, 2002, issued 100,000 shares of its Preferred Convertible Series A stock. Legal counsel was issued as compensation for services rendered 30,000 shares at $.10 per share for a total amount of $3,000. Frontier Consulting LLC was issued 70,000 shares at $.001 per share (par value) for $70 cash. The shares issued for services were valued at the fair market value of the services performed.

     The Series A Convertible Preferred Stock is convertible into Common Stock of the Company at a rate of one share of Preferred Stock for one share of Common Stock. The holder or the Company may convert the Series A Convertible Preferred Stock at any time when the Company has an effective registration statement on file registering the Common Stock underlying the conversion. The Company has the right to redeem the Preferred Shares at any time prior to receipt by the Company of a Notice of Conversion from the holder. The redemption price is equal to 100% of the liquidation value of the shares plus all unpaid dividends on the shares. Holders of shares of Series A Convertible Preferred Stock will be entitled to receive cash dividends, when declared, at an annual rate of $.001 per share, and no more, payable annually in arrears on December 31, of each year. The Dividends will be noncumulative and accrue without interest. The Series A Convertible Preferred Stock will have priority as to dividends over the Common Stock of the Company. The Series A Convertible Preferred Stock has a liquidation preference of $1.00 per share. The holders of the shares of Series A Convertible Preferred Stock have no preemptive rights with respect to any securities of the Company.

     The Company during April and May of 2002 issued 30,000 shares of its Preferred Convertible Series B stock. The 30,000 shares were issued for cash at $1.00 per share for a total cash amount received of $30,000.

     The Series B Convertible Preferred Stock is convertible into Common Stock of the Company at a rate of 1.2 shares of Preferred Stock for one share of Common Stock. The holder or the Company may convert the Series B Convertible Preferred Stock at any time when the Company has an effective registration statement on file registering the Common Stock underlying the conversion. The Company has the right to redeem the Preferred Shares at any time prior to receipt by the Company of a Notice of Conversion from the holder. The redemption price is equal to 100% of the liquidation value of the shares plus

                              GRAFIX2GO, INC.
                       (A Development Stage Company)

                       NOTES TO FINANCIAL STATEMENTS

NOTE 2  -    COMMON AND PREFERRED STOCK TRANSACTIONS AND TERMS
          CONTINUED

     all unpaid dividends on the shares. Holders of shares of Series B Convertible Preferred Stock will be entitled to receive cash dividends, when declared, at an annual rate of $.001 per share, and no more, payable annually in arrears on December 31, of each year. The Dividends will be noncumulative and accrue without interest.

     The Series B Convertible Preferred Stock will have priority as to dividends over the Common Stock of the Company but its dividend priority is equal to that of Preferred Series A Stock. The Series A Convertible Preferred Stock has a liquidation preference of $1.00 per share and this preference is also equal to that of Preferred Series A Stock. The holders of the shares of Series B Convertible Preferred Stock have no preemptive rights with respect to any securities of the Company.

     At December 31, 2002, 136,000 shares of the Company's common stock were reserved for conversion of Preferred Series A and B Convertible Stock. The liquidation value of the Preferred Series B Convertible Stock is $30,000.

NOTE    3  -  RELATED PARTY TRANSACTIONS

     The Company purchased from a related entity a business plan covering its interactive CD business for an amount of $15,000. This amount is part of the expense shown in the statement of operations under marketing. An officer of the Company and his brother each own 50% of the related entity. The officer contributed his share of the amount due him from the above transaction to the Company. The amount of the noncash contribution by the stockholder relating to the sale of the business plan to the Company was $7,230 and is shown as contributed capital in the statement of stockholders' equity.

     An officer of the Company is providing free office space to the Company and the free use of office equipment to the Company. The fair market value of the above provided free to the Company has been shown as contributed capital in these financial statements with the related expense shown in the statement of operations. The amount of the contributed capital for the above through December 31, 2002 was $3,353. Thus, the total of contributed capital by officers of the Company through December 31, 2002 was $10,583. Certain officers and directors, who are also stockholders, received payment for time and services performed during the period ended December 31, 2002 totaling $38,668. These payments are included in costs of goods sold expense ($17,644), marketing expense ($4,876), and product development expense ($16,148).

                              GRAFIX2GO, INC.
                       (A Development Stage Company)

                       NOTES TO FINANCIAL STATEMENTS

NOTE    4   GOING CONCERN

     The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. As reported in the financial statements, the Company had an accumulated deficit at December 31, 2002 of $46,167. The Company is in the development stage, and has very limited operating capital. The Company has not yet established revenues sufficient to cover its operating cost, and these factors create doubt as to whether it can continues as a going concern.

     The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses.
     If the Company is unable to obtain adequate capital it could be forced to cease operations.

     In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plans to obtain such resources for the Company by obtaining capital from the sale of its common stock to meet future capital needs to market its products and to pay additional salaries and administrative costs related to plans for increasing sales. Whether the sale of common stock is successful or not the Company plans to move forward in its organizational plans as explained in Note 1. The Company will do this through continued effort to promote and sale its interactive CD's.
     The Company will continue to try and keep expenses as low as possible; use noncash contributed capital as much as feasible and viable. Management will grow the Company as fast as it can based on capital from sales as it has done since inception if outside capital from stock sales is not obtained. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

     The ability of the Company to continue as a going concern is dependent upon its ability to success fully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

                              GRAFIX2GO, INC.
                       (A Development Stage Company)

                       NOTES TO FINANCIAL STATEMENTS

NOTE    5   INCOME TAXES

     Income tax expense consists of the following components:
     Current                                                   $    -
     Estimated deferred tax liability (benefits)                    (6,925)
     Less valuation allowance                                        6,925
                                                               -----------
     Net                                                       $     -

     At December 31, 2002, the Company had an estimated net federal operating loss (NOL) of $46,167, which can be carried forward to offset operating income. The net operating loss expires in 2022. A valuation allowance of $6,925 has been established for those tax credits, which are not expected to be realized.

NOTE    6  -  PROPOSED PUBLIC OFFERING OF COMMON STOCK

     The Company is in the process of completing a Form SB-2 Registration Statement under the Securities Act of 1933. The Company is proposing to sell a maximum of 200,000 shares of its common stock at $1.00 per share for a total maximum of $200,000. The period of the offering to sell the common stock will be 120 days from the effective date of the Registration Statement. The officers of the Company will act as sales agents and will not be paid any commissions on the sale of the common stock. Expenses of the offering are estimated to be $25,000. The Company is also proposing to register the 136,000 shares of common stock underlying its already issued and outstanding shares of Preferred Convertible Series A and B stock as part of the above filing.

                              Grafix2Go, Inc.
                       [A Development Stage Company]

                       Condensed Financial Statements

                             September 30, 2003



                              GRAFIX2GO, INC.
                       (A Development Stage Company)


                                  CONTENTS


                                                                       PAGE


Balance Sheet                                                           2

Statement of Operations                                                 3

Statement of Stockholders' Equity                                       4

Statement of Cash Flows                                                 5

Note to Financial Statements                                            6


                              Grafix2Go, Inc.
                       [A Development Stage Company]
                          Condensed Balance Sheet
                                (Unaudited)

                                   ASSETS
                                   ------

                                                              September 30,
                                                                   2003
                                                              -------------
CURRENT ASSETS
  Cash                                                        $        574
                                                              -------------
     Total Current Assets                                              574

FIXED ASSETS
  Equipment, net of depreciation of $301                             3,548
                                                              -------------
TOTAL ASSETS                                                  $      4,122
                                                              -------------

                    LIABILITIES AND STOCKHOLDERS' EQUITY
                    ------------------------------------

CURRENT LIABILITIES
  Accounts Payable                                            $          -
                                                              -------------
          Total Current Liabilities                                      -

STOCKHOLDERS' EQUITY
  Convertible Preferred Stock, Series A                                100
  Convertible Preferred Stock, Series B                                 30
   Common Stock                                                        800
   Capital in excess of par value                                   43,523
   Accumulated deficit during development stage                    (40,331)
                                                              -------------
     Total Stockholders' Equity                                      4,122
                                                              -------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                    $      4,122
                                                              -------------




          See accompanying notes to condensed financial statements
                                     2

                              Grafix2Go, Inc.
                       [A Development Stage Company]
                     Condensed Statements of Operations
                                (Unaudited)

                                               For the Three  For the Three
                                                Months Ended   Months Ended
                                                  September      September
                                                  30, 2003       30, 2002
                                               -------------  -------------
NET SALES                                      $     22,910   $     12,709

COST OF SALES                                         2,923          6,676
                                               -------------  -------------
     Gross Profit                                    19,987          6,033

EXPENSES
  Marketing                                           8,682          8,615
  Depreciation                                           55             59
  General and administrative                         10,728          2,682
                                               -------------  -------------
Total Expenses                                       19,465         11,356

INCOME (LOSS) FROM OPERATIONS                           522         (5,323)

OTHER INCOME (EXPENSE)                                    -              -
                                               -------------  -------------
NET INCOME (LOSS) BEFORE
 INCOME TAXES                                           522         (5,323)

Provision for income taxes                                -              -
                                               -------------  -------------

NET INCOME (LOSS)                              $        522   $     (5,323)
                                               -------------  -------------


BASIC INCOME (LOSS) PER SHARE                  $       0.00   $      (0.01)
                                               -------------  -------------
DILUTED INCOME (LOSS) PER SHARE                $       0.00   $       0.00
                                               -------------  -------------

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING       930,000        930,000
                                               -------------  -------------


          See accompanying notes to condensed financial statements
                                     3


                              Grafix2Go, Inc.
                       [A Development Stage Company]
                     Condensed Statements of Operations
                                (Unaudited)


                                                For the       For the        From
                                                  Nine          Seven      inception
                                                 Months        Months      (March 4,
                                                 Ended         Ended        2002 to
                                               September     September     September
                                               30, 2003      30, 2002      30, 2003)
                                             ------------  ------------  ------------
NET SALES                                    $    71,626   $    17,922   $    99,284
COST OF SALES                                      4,204        12,918        24,448
                                             ------------  ------------  ------------
     Gross Profit                                 67,422         5,004        74,836

EXPENSES
  Marketing                                       25,855        16,705        49,252
  Production Development                               -             -        18,830
  Depreciation                                       164            78           301
  General and administrative                      35,372        27,066        46,689
                                             ------------  ------------  ------------
Total Expenses                                    61,391        43,849       115,072
                                             ------------  ------------  ------------
INCOME (LOSS) FROM OPERATIONS                      6,031       (38,845)      (40,236)

OTHER INCOME (EXPENSE)                              (195)            -           (95)
                                             ------------  ------------  ------------
NET INCOME (LOSS) BEFORE
 INCOME TAXES                                      5,836       (38,845)      (40,331)

Provision for income taxes                             -             -             -
                                             ------------  ------------  ------------
NET INCOME (LOSS)                            $     5,836   $   (38,845)  $   (40,331)
                                             ------------  ------------  ------------

BASIC INCOME (LOSS) PER SHARE                $      0.01   $     (0.05)  $     (0.05)
                                             ------------  ------------  ------------
DILUTED INCOME (LOSS) PER SHARE              $      0.01   $     (0.05)  $     (0.05)
                                             ------------  ------------  ------------
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING    930,000       930,000       927,000








         See accompanying notes to condensed  financial statements
                                     4


                              Grafix2Go, Inc.
                       [A Development Stage Company]
                     Condensed Statements of Cash Flows
                                (Unaudited)

                                                   For the     For the       From
                                                     Nine       Seven     Inception
                                                    Months      Months     (March 4,
                                                    Ended       Ended      2002) to
                                                 September   September    September
                                                  30, 2003    30, 2002     30, 2003
                                                 ----------- -----------  -----------
Cash Flows From Operating Activities:

 Net Income (Loss)                                   $5,836    $(38,845)    $(40,331)
 Adjustments to reconcile net income (loss)
 to net cash used for operating activities:
  Depreciation                                          164          78          301
  Common stock issued for services                        -         800          800
  Preferred Series A stock issued for services            -       3,000        3,000
  Non-cash capital contributed by stockholder             -       7,229       10,583
  Decrease in accounts payable                       (2,357)          -            -
                                                 ----------- -----------  -----------
Net Cash Flows Provided by (Used in)
Operating Activities                                  3,643     (27,738)     (25,647)

Cash Flows From Investing Activities:
 Purchase of equipment                               (3,165)      (684)       (3,849)
                                                 ----------- -----------  -----------
Net Cash Flows Used in Investing Activities          (3,165)      (684)       (3,849)

Cash Flows From Financing Activities:
 Issuance of Preferred Series A stock                     -          70           70
 Issuance of Preferred Series B stock                     -      30,000       30,000
                                                 ----------- -----------  -----------
Net Cash Flows Provided by Financing Activities           -      30,070       30,070

Net Increase in Cash                                    478        1,648         574

Beginning Cash Balance                                   96           0            0
                                                 ----------- -----------  -----------
Ending Cash Balance                              $       74  $    1,648   $      574
                                                 ----------- -----------  -----------



          See accompanying notes to condensed financial statements
                                     5

                              Grafix2Go, Inc.
                       [A Development Stage Company]
                  Notes to Condensed Financial Statements
                             September 30, 2003


     PRELIMINARY NOTE
     ----------------
     The accompanying condensed financial statements have been prepared without audit, pursuant to the rules and regulations of the Securities
     and Exchange Commission.   Certain information and disclosures
     normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's Annual Report for the year ended December 31, 2002.



               CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                   ON ACCOUNTING AND FINANCIAL DISCLOSURE

     We received a notice in September 2003, from David T. Thomson, P.C., our independent auditors, indicating that as a result of the increased liability and cost placed upon independent auditors by the Sarbanes-Oxley Act of 2002, David T. Thomson, P.C., would no longer be providing independent auditing services to public reporting companies, including Grafix2Go, Inc. We have retained the services of Mantyla McReynolds LLC., of Salt Lake City, Utah to serve as our certified public accountants.

     The report of David T. Thomson, P.C. on our financial statement for the year ended December 31, 2002, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During our most recent fiscal year and the subsequent interim period preceding the resignation of David T. Thomson, P.C., there were no disagreements between us and David T. Thomson P.C., on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which if not resolved to the satisfaction of David T, Thomson P.C., would have caused David T. Thomson, P.C., to make reference to the matter in his reports.

     We have not authorized anyone other than our officers and directors to give any information or to make any representation not contained in this prospectus in connection with the offer made hereby. If given or made, such information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to any person in any jurisdiction in which such an offer would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained throughout this prospectus is correct as of any time subsequent to the date hereof.




                                     51


     Until ______________________________, 2004 (___ days from the date of this prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.


                              GRAFIX2GO, INC.

                       200,000 Shares of Common Stock

                                 PROSPECTUS

                     ____________________________, 2003



___________________________________________________________________________

                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

___________________________________________________________________________

                 INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the registrant are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

     (a) Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

          1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

                                     52


          2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

          3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

          4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:
               (a)  By the stockholders;

               (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

               (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

               (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.



                                     53
          5. The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

          6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

               (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders of disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

               (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

          7. The registrant's Articles of Incorporation limit liability of its Officers and Directors to the full extent permitted by the Nevada Business Corporation Act.


                OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated costs and expenses we will pay in connection with the offering described in this registration statement:


                                                     Amount
          Expense                                    Maximum
          -------                                 ------------
          SEC Registration Fees                   $     30.91
          Blue Sky fees and expenses              $  2,500.00
          Printing and shipping expenses          $  3,500.00
          Legal fees and expenses                 $ 15,000.00
          Accounting fees and expenses            $  2,000.00
          Transfer and miscellaneous expenses     $  1,969.09
                                                  ------------
          Total                                   $ 25,000.00

                                     54


                  RECENT SALES OF UNREGISTERED SECURITIES

     We have issued the following unregistered securities since our inception:

     On March 4, 2002, 275,000 restricted common shares were issued to our President and director, Brandon Stillman, pursuant to a pre-incorporation subscription agreement. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similarly applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities. The Company received no cash for these securities.

     On March 4, 2002, 275,000 restricted common shares were issued to our Secretary /Treasurer and director, Jared Stillman, pursuant to a pre-incorporation subscription agreement. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similarly applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities. The Company received no cash for these securities.

     On March 4, 2002, 250,000 restricted common shares were issued to our director, Charles Stillman, pursuant to a pre-incorporation subscription agreement. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similarly applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities. The Company received no cash for these securities.

     On March 4, 2002, 70,000 restricted Series A Convertible Preferred shares were issued to Frontier Consulting, LLC for $70.00 pursuant to a pre-incorporation subscription agreement. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similarly applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities.

     On March 4, 2002, 30,000 restricted Series A Convertible Preferred shares were issued to the law firm of Poulton & Yordan pursuant to a pre-incorporation subscription agreement. The shares were issued for legal services valued at $3,000. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similarly applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities. The Company received no cash for these securities.



                                     55


     On April 10, 2002, 6,000 restricted Series B Convertible Preferred shares were issued to Dr. Lowell K. Anderson pursuant to a pre-incorporation subscription agreement for $6,000 or $1.00 per share. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similarly applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities.

     On April 18, 2002, 6,000 restricted Series B Convertible Preferred shares were issued to Donald and Elaine Deru pursuant to a pre-incorporation subscription agreement for $6,000 or $1.00 per share. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similarly applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities.

     On April 23, 2002, 6,000 restricted Series B Convertible Preferred shares were issued to the Randy Fellows Retirement Trust pursuant to a pre-incorporation subscription agreement for $6,000 or $1.00 per share. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similarly applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities.

     On April 23, 2002, 6,000 restricted Series B Convertible Preferred shares were issued to the DJ Clark Family Limited Partnership pursuant to a pre-incorporation subscription agreement for $6,000 or $1.00 per share.
The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similarly applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities.

     On April 29, 2002, 6,000 restricted Series B Convertible Preferred shares were issued to Charles L. Smith pursuant to a pre-incorporation subscription agreement for $6,000 or $1.00 per share. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similarly applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities.



                                     56

                               EXHIBIT INDEX

SEC            Exhibit
Reference      No.       Document                           Location

3              3.01      Articles of Incorporation          As filed

3              3.02      Amended Bylaws                     As filed

5              5.01      Opinion on Legality                As filed

23             23.01     Consent of Independent Auditors    Attached

23             23.02     Consent of Independent Auditors    Attached

23             23.03     Consent of Attorney                As filed

99             99.01     Specimen Subscription Agreement    As filed


                                UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Grafix2Go pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of Grafix2Go in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     We hereby undertake to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;



                                     57

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 242(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.


                                 SIGNATURES

     The issuer has duly caused this SB-2/A-3 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on December 23, 2003.


                              Grafix2Go, Inc.



                              By: /s/ Charles Stillman
                              ---------------------------------------
                              Charles Stillman, Chief Executive
                              Officer, Principal Financial Officer and
                              Principal Accounting Officer


     This SB-2/A-3 registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Title                Date


/s/ Charles Stillman          December 23, 2003
-----------------------------
Charles Stillman, Director



/s/ Brandon Stillman          December 23, 2003
-----------------------------
Brandon Stillman, Director



/s/ Jared Stillman            December 23, 2003
-----------------------------
Jared Stillman, Director
                                     58